
                                                                   EXHIBIT 10.13

                                                   [INTERCOMPANY SALE AGREEMENT]



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                           RECEIVABLES SALE AGREEMENT

                          DATED AS OF JANUARY 31, 1997

                                    BETWEEN

                        KOHL'S DEPARTMENT STORES, INC.,
                               AS THE ORIGINATOR

                                      AND


                        KOHL'S RECEIVABLES CORPORATION,
                                  AS THE BUYER



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                               TABLE OF CONTENTS
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                                    ARTICLE I
                     AMOUNTS AND TERMS OF THE PURCHASES....................  1

Section 1.1.             Purchases of Receivables..........................  1
Section 1.2.             Payment for the Purchases.........................  2
Section 1.3.             Purchase Price Credit Adjustments.................  4
Section 1.4.             Payments and Computations, Etc....................  5
Section 1.5.             Transfer of Records...............................  5
Section 1.6.             Characterization..................................  5

                                   ARTICLE II
                       REPRESENTATIONS AND WARRANTIES......................  6

Section 2.1.             Originator Representations and Warranties.........  6
     (a)       Corporate Existence and Power...............................  6
     (b)       No Conflict.................................................  6
     (c)       Governmental Authorization..................................  6
     (d)       Binding Effect..............................................  6
     (e)       Accuracy of Information.....................................  7
     (f)       Use of Proceeds.............................................  7
     (g)       Good Title; Perfection......................................  7
     (h)       Places of Business..........................................  7
     (i)       Collection Banks; etc.......................................  7
     (j)       Material Adverse Effect.....................................  8
     (k)       Names.......................................................  8
     (l)       Actions, Suits..............................................  8
     (m)       Credit and Collection Policy................................  8
     (n)       Payments to the Originator..................................  8
     (o)       Ownership of the Buyer......................................  9
     (p)       Not an Investment Company...................................  9
     (q)       Purpose.....................................................  9
     (r)       Eligibility of Receivables..................................  9
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                                  ARTICLE III
                           CONDITIONS OF PURCHASES........................    9

Section 3.1.             Conditions Precedent to Initial Purchase.........    9
Section 3.2.             Conditions Precedent to All Purchases............    9

                                  ARTICLE IV
                                  COVENANTS...............................   10

Section 4.1.             Affirmative Covenants of Originator..............   10
     (a)       Financial Reporting........................................   10
               (i)       Annual Reporting.................................   10
               (ii)      Quarterly Reporting..............................   10
               (iii)     Compliance Certificate...........................   11
               (iv)      Shareholders Statements and Reports..............   11
               (v)       S.E.C. Filings...................................   11
               (vi)      Notices under Transaction Documents..............   11
               (vii)     Change in Credit and Collection Policy...........   11
               (viii)    Other Information................................   11
     (b)       Notices....................................................   11
               (i)       Events of Default or Potential Events of Default.   11
               (ii)      Judgment.........................................   11
               (iii)     Downgrade........................................   12
     (c)       Compliance with Laws.......................................   12
     (d)       Audits.....................................................   12
     (e)       Keeping and Marking of Records and Books...................   12
     (f)       Compliance with Contracts and Credit and Collection
               Policy.....................................................   13
     (g)       Ownership Interest.........................................   13
     (h)       Purchasers' Reliance.......................................   13
     (i)       Collections................................................   14
Section 4.2.             Negative Covenants of Originator.................   15
     (a)       Name Change, Offices, Records and Books of Accounts........   15
     (b)       Change in Payment Instructions to Obligors.................   16
     (c)       Modifications to Contracts and Credit and Collection
               Policy.....................................................   16
     (d)       Sales, Liens, Etc..........................................   16
     (e)       Accounting for Purchases...................................   16

                                   ARTICLE V
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                       ADMINISTRATION AND COLLECTION........................ 17

Section 5.1.             Designation of Sub-Servicer........................ 17
Section 5.2.             Duties of Sub-Servicer............................. 17
Section 5.3.             Collection Account Agreements...................... 18
Section 5.4.             Responsibilities of the Originator................. 19
Section 5.5.             Reports............................................ 19
Section 5.6.             Sub-Servicer Fee................................... 19

                                   ARTICLE VI
                 SUB-SERVICER DEFAULTS AND EVENTS OF DEFAULT................ 19

Section 6.1.             Sub-Servicer Defaults.............................. 19
Section 6.2.             Events of Default.................................. 20
Section 6.3.             Remedies........................................... 21

                                  ARTICLE VII
                               INDEMNIFICATION.............................. 21

Section 7.1.             Indemnities by the Originator...................... 21
Section 7.2.             Other Costs and Expenses........................... 23


                                  ARTICLE VIII
                                MISCELLANEOUS............................... 23

Section 8.1.             Waivers and Amendments............................. 23
Section 8.2.             Notices............................................ 24
Section 8.3.             Protection of Buyer's Interests.................... 24
Section 8.4.             Confidentiality.................................... 25
Section 8.5.             Bankruptcy Petition................................ 26
Section 8.6.             Limitation of Liability............................ 26
Section 8.7.             CHOICE OF LAW...................................... 26
Section 8.8.             CONSENT TO JURISDICTION............................ 27
Section 8.9.             WAIVER OF JURY TRIAL............................... 27
Section 8.10.            Binding Effect; Assignability...................... 27
Section 8.11.            Subordination...................................... 28
Section 8.12.            Integration; Survival of Terms..................... 28
Section 8.13.            Counterparts; Severability......................... 28
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                                      iii
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EXHIBIT I      DEFINITIONS.................................................  31
EXHIBIT II     CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR; LOCATIONS OF
               RECORDS; TRADE NAMES; FEDERAL EMPLOYER IDENTIFICATION NUMBER. 41
EXHIBIT III    COLLECTION ACCOUNTS.........................................  42
EXHIBIT IV     FORM OF COMPLIANCE CERTIFICATE..............................  43
EXHIBIT V      FORM OF COLLECTION ACCOUNT
               AGREEMENT...................................................  44
EXHIBIT VI     CREDIT AND COLLECTION POLICY................................  48
EXHIBIT VII    FORM OF CONTRACT(S).........................................  49
EXHIBIT VIII   FORM OF PERIODIC REPORT.....................................  50
EXHIBIT IX     FORM OF SUBSCRIPTION AGREEMENT..............................  51
     Exhibit A Form of Articles of Incorporation...........................  58
     Exhibit B Form of By-laws.............................................  59
EXHIBIT X      FORM OF SUBORDINATED NOTE...................................  60
SCHEDULE A     DOCUMENTS AND RELATED ITEMS TO BE DELIVERED ON OR PRIOR TO
               THE INITIAL PURCHASE........................................  64

          THIS RECEIVABLES SALE AGREEMENT, dated as of January 31, 1997, is by and between KOHL'S DEPARTMENT STORES, INC., a Delaware corporation (the "ORIGINATOR"), and KOHL'S RECEIVABLES CORPORATION, a Wisconsin corporation (the "BUYER"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I hereto.

                             PRELIMINARY STATEMENTS

          The Originator now owns, and from time to time hereafter will own, Receivables. The Originator wishes to sell, assign and contribute to the Buyer, and the Buyer wishes to purchase and accept from the Originator, all right, title and interest of the Originator in and to the Receivables now and hereafter arising.

          The Originator and the Buyer believe that it is in their mutual best interests for the Originator to sell and contribute the Receivables to the Buyer and for the Buyer to purchase the Receivables.

          The Originator and the Buyer intend this transaction to be a true sale of the Receivables from the Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originator and the Buyer do not intend this transaction to be, or for any purpose to be characterized as, a loan from the Buyer to the Originator.


                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

          Section 1.1.  Purchases of Receivables.
                        ------------------------

          (a) Effective on the date of the initial Purchase hereunder, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Originator does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from the Originator, on the terms and subject to the conditions set forth herein, all of the Originator's right, title and interest in and to all Receivables existing as of the close of business on the date of such initial Purchase and all Receivables thereafter arising, together, in each case, with all Related Security relating there to and all Collections thereof; PROVIDED, HOWEVER, that in no event shall the Buyer purchase, or the Originator sell, any Receivable arising after the Termination Date. On the date of the initial Purchase, the Buyer shall acquire all of the Originator's right, title and interest in and to all Receivables existing as of the close of business on such date (together with all Related

Security relating thereto and all Collections thereof). On each Business Day thereafter through and including the Termination Date, the Buyer shall acquire all of the Originator's right, title and interest in and to all Receivables which were not previously purchased by the Buyer hereunder upon the creation of such Receivables (together with all Related Security relating thereto and all Collections thereof; PROVIDED THAT the acquisition by the Buyer of such right, title and interest of the Originator in connection with each Purchase hereunder is conditioned upon and subject to the Originator's receipt of the Purchase Price therefor in accordance with SECTION 1.2 below. In connection with consummation of any Purchase hereunder, the Buyer may request that the Originator deliver, and the Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

          (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Buyer with the full benefits of ownership of the Receivables.
Except for the Purchase Price Credits owed pursuant to SECTION 1.3 hereof, each sale of Receivables hereunder is made without recourse to the Originator; PROVIDED, HOWEVER, that (i) the Originator shall be liable to the Buyer for all representations, warranties and covenants made by the Originator pursuant to the terms of the Transaction Documents, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of the Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured by such Receivables, the Originator agrees on or prior to the date hereof to mark its master data processing records relating to the Receivables with a legend, acceptable to the Buyer, evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer or any of its assignees, the Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Receivables, the Related Security and the Collections, or as the Buyer or any of its assignees may reasonably request. In addition, the Originator will, upon request, make available to the Buyer or to the Servicer the original copy of each Contract under which a Receivable has arisen.

          Section 1.2.  Payment for the Purchases.
                        -------------------------

          (a) The Purchase Price for the initial Purchase of Receivables shall be payable in full by the Buyer to the Originator on the date of such initial Purchase, and shall be paid to the Originator in the following manner:

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

          (i) by delivery of immediately available funds, to the extent of funds available to the Buyer from its Permitted Financings or otherwise,

          (ii) by the issuance of equity in the manner contemplated in the Subscription Agreement having a value of not less than $28,300,000, and

          (iii)  the balance, with the proceeds of a Subordinated Loan.

The Purchase Price for each Purchase after the initial Purchase shall become due and owing in full by the Buyer to the Originator or its designee on the date of such Purchase (EXCEPT THAT the Buyer may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to the Originator in the manner provided in the following paragraphs (b) and
(c).

          (b) With respect to any Purchase (other than the initial Purchase) hereunder, at the time of settlement of the Purchase Price therefor pursuant to paragraph (c) below, the Buyer shall pay the applicable Purchase Price therefor as follows:

          FIRST, by delivery of immediately available funds, to the extent of funds available to the Buyer from its Permitted Financings or otherwise;

          SECOND, by borrowing a Subordinated Loan from the Originator in an amount not to exceed the lesser of (i) the remaining unpaid portion of such Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering the Net Worth of the Buyer less than the Required Capital Amount; and

          THIRD, unless the Originator has declared the Termination Date to have occurred, by accepting a contribution to its capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in the preceding clause SECOND, the Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which the Buyer is not required under its Permitted Financings to set aside for the benefit of, or otherwise pay over to, the providers of its Permitted Financings.

          (c) On each Business Day during a Fiscal Accounting Period after the date of the initial Purchase, all Collections available to the Buyer (after setting aside amounts required to be set aside for the benefit of, or otherwise paid over to, the providers of Permitted Financings) shall be paid directly to the Originator and, subject to receipt by the Originator of the sub-Servicer Fee payable by the Buyer pursuant to SECTION 5.6 hereof for the Fiscal Accounting Period in which such Business Day occurs, shall be applied as payments toward the Purchase Price of Receivables conveyed by the Originator to the Buyer during such Fiscal Accounting Period. Although amounts shall be paid directly to the Originator on a daily basis in accordance with the first sentence of this paragraph, settlement of the Purchase Price between the Buyer and the Originator shall be effected on a monthly basis with respect to all Purchases within the same Fiscal Accounting Period concurrently with the delivery of the Periodic Report relating to such Fiscal Accounting Period pursuant to SECTION 5.5 hereof and based on the information contained therein. In addition to such other information as may be included therein, each Periodic Report shall set forth the following with respect to the related Fiscal Accounting Period: (i) the aggregate Outstanding Balance of Receivables created and conveyed in Purchases during such Fiscal Accounting Period, (ii) the aggregate Purchase Price payable to the Originator in respect of such Purchases, specifying the Discount Factor or Premium, if any, in effect for such Fiscal Accounting Period and the aggregate Purchase Price Credits deducted in calculating such aggregate Purchase Price, (iii) the aggregate amount of funds received by the Originator during such Fiscal Accounting Period which are to be applied toward the aggregate Purchase Price owing for such Fiscal Accounting Period pursuant to the first sentence of this paragraph, (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such Fiscal Accounting Period after giving effect to the application of funds toward the aggregate Purchase Price and the restrictions on Subordinated Loans set forth in paragraph (b) above, and (v) the amount of any capital contribution made by the Originator to the Buyer as of the end of such Fiscal Accounting Period pursuant to this SECTION 1.2. Although settlement shall be effected concurrently with the delivery of each Periodic Report, increases or decreases in the amount owing under the Subordinated Note made pursuant to paragraph (b) above and any contribution of capital by the Originator to the Buyer made pursuant to this SECTION 1.2 shall be deemed to have occurred and shall be effective as of the last Business Day of the Fiscal Accounting Period to which such settlement relates.

          Section 1.3.  Purchase Price Credit Adjustments.  If on any day the
                        ---------------------------------
Outstanding Balance of a Receivable is either (a) reduced as a result of any defective services or damage to shipped goods, any cash discount or any adjustment by the Originator (whether individually or in its performance of duties as Sub-Servicer), or (b) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Originator or any Affiliate thereof) or (c) is otherwise reduced as a result of any of the factors set forth in the definition of Dilutions, then, in such event, the Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder equal to the full amount of such reduction or cancellation. If such Purchase Price Credit exceeds the Original Balance of the Receivables to be sold hereunder on any date, then the Originator shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Business Day; PROVIDED THAT, if the Termination Date has not occurred, the Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

          Section 1.4.  Payments and Computations, Etc.  All amounts to be paid
                        -------------------------------
or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Originator designated from time to time by the Originator or as otherwise directed by the Originator. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 1.5.  Transfer of Records.
                        -------------------

          (a) In connection with the Purchases of Receivables hereunder, the Originator hereby sells, transfers, assigns and otherwise conveys to the Buyer all of the Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any Purchase. Because the Records may be maintained in licensed software and intermingled with other records of the Originator, the Originator hereby agrees that the Originator will: (i) at such time as the Originator ceases to be the Sub-Servicer, provide, upon demand, to each of the Buyer and the Servicer, copies of all Records, and (ii) at any time the Originator is not acting as the Sub-Servicer, download any computerized data comprising all or any portion of the Records in a format which can be utilized by the Buyer and the Servicer.

          (b) The Originator shall take such action requested by the Buyer and/or its assignees, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assignees have an enforceable ownership interest in the Records relating to the Receivables purchased from the Originator hereunder.

          Section 1.6.  Characterization.  If, notwithstanding the intention of
                        ----------------
the parties expressed in SECTION 1.1(B), the conveyance by the Originator to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall constitute a security agreement under the UCC and other applicable law. For this purpose, the Originator hereby grants to the Buyer a duly perfected security interest in all of the Originator's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof which security interest shall be prior to all other liens on and security interests therein. After an Event of Default, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

          Section 2.1.  Originator Representations and Warranties.  The
                        -----------------------------------------
Originator hereby represents and warrants, individually and in its capacity as Sub-Servicer, to the Buyer and its assignees that:

          (a) Corporate Existence and Power.  Each of the Originator and its
              -----------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except for such failures which will not, individually or in the aggregate, have a Material Adverse Effect.

          (b) No Conflict.  The execution, delivery and performance by the
              -----------
Originator of this Agreement and each other Transaction Document, and the Originator's use of the proceeds of Purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document have been duly authorized, executed and delivered by the Originator.

          (c) Governmental Authorization.  Other than the filing of the
              --------------------------
financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of the Transaction Documents.

          (d) Binding Effect.  The Transaction Documents constitute the legal,
              --------------
valid and binding obligations of the Originator enforceable against the Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

          (e) Accuracy of Information.  All relevant information heretofore
              -----------------------
furnished by the Originator or any of its Affiliates to the Buyer or any assignee of the Buyer's rights hereunder for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Originator or any of its Affiliates to the Buyer or any such assignee will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f) Use of Proceeds.  No proceeds of any Purchase will be used (i) for
              ---------------
a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g) Good Title; Perfection.  Immediately prior to each Purchase
              ----------------------
hereunder, the Originator shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents and except for such Adverse Claims as to which the Buyer has received (i) an estoppel letter stating that upon receipt of immediately available funds in an amount not to exceed the portion of the applicable Purchase Price which the Buyer is able to pay in cash, such Adverse Claims will be automatically terminated and (ii) irrevocable wire transfer instructions from the Originator directing the payment of the applicable Purchase Price (or portion thereof necessary to effect such automatic release of an Adverse Claim) directly to the holder of such Adverse Claim. This Agreement is effective to, and shall, upon each Purchase hereunder, irrevocably transfer to the Buyer legal and equitable title to, with the legal right to sell and encumber, the Receivables, the Collections and the Related Security, free and clear of any Adverse Claim except as otherwise created by the Buyer. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer's ownership interest in such Receivables.

          (h) Places of Business.  The principal places of business and chief
              ------------------
executive office of the Originator and the offices where the Originator keeps all its Records are located at the address(es) listed on EXHIBIT II or such other locations notified to the Buyer in accordance with SECTION 4.2(A) in jurisdictions where all action required by SECTION 4.2(A) has been taken and completed. The Originator's Federal Employer Identification Number is correctly set forth on EXHIBIT II.

          (i) Collection Banks; etc.  Except as otherwise notified to the Buyer
              ---------------------
in accordance with SECTION 4.2(B):

          (i) the Originator has instructed all Obligors to pay all Collections directly to a segregated lock-box identified on EXHIBIT III hereto or at one of the Originator's or a Wholly-Owned Subsidiary's stores,

          (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on EXHIBIT III,

          (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Originator at each Collection Bank, are listed on EXHIBIT III, and

          (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on EXHIBIT III, exclusive dominion and control thereof has been transferred to the Buyer. The Originator has not granted any Person, other than the Buyer as contemplated by this Agreement, dominion and control of any lock-box or other Collection Account, or the right to take dominion and control of any lock-box or other Collection Account at a future time or upon the occurrence of a future event.

          (j) Material Adverse Effect.  Since April 29, 1995, except as
              -----------------------
disclosed to the Buyer and its assignees hereunder in writing prior to the date of this Agreement, no event has occurred which would have a Material Adverse Effect.

          (k) Names.  In the past five years, the Originator has not used any
              -----
corporate names, trade names or assumed names other than those listed on EXHIBIT II and names notified to the Buyer and its assignees hereunder after the date of this Agreement in accordance with Section 4.2(a).
                                  --------------

          (l) Actions, Suits.  There are no actions, suits or proceedings
              --------------
pending, or to the best of the Originator's knowledge, threatened, against or affecting the Originator, or any of the properties of the Originator, in or before any court, arbitrator or other body, which constitute a Material Adverse Effect.

          (m) Credit and Collection Policy.  With respect to each Receivable,
              ----------------------------
each of the Originator and the Sub-Servicer has complied in all material respects with the Credit and Collection Policy.

          (n) Payments to the Originator.  With respect to each Receivable sold
              --------------------------
to the Buyer under this Agreement, the Buyer has given reasonably equivalent value to the Originator in consideration for the transfer of such Receivable, its Collections and the Related Security with respect thereto under this Agreement and such transfer was not made for or on account of an antecedent debt. No sale by the Originator to the Buyer of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et seq.), as amended.

          (o) Ownership of the Buyer.  The Originator owns one hundred percent
              ----------------------
(100%) of the issued and outstanding capital stock of the Buyer. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Buyer. The management of the Originator has determined that the organization of the Buyer and the limited purposes of the Buyer are in the best interests of the Originator.

          (p) Not an Investment Company.  The Originator is not an "investment
              -------------------------
company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          (q) Purpose.  The Originator has determined that, from a business
              -------
viewpoint, the sale of the Receivables to the Buyer contemplated hereby is in the best interests of the Originator.

          (r) Eligibility of Receivables.  Each of the Receivables sold or
              --------------------------
contributed by the Originator to the Buyer on each Business Day prior to the Termination Date which is included in Net Receivables Balance under the Purchase Agreement as reflected in each Periodic Report was an Eligible Receivable on the Business Day on which it was sold or contributed by the Originator to the Buyer and continued to be an Eligible Receivable as of the date of such Periodic Report.


                                  ARTICLE III
                            CONDITIONS OF PURCHASES

          Section 3.1.  Conditions Precedent to Initial Purchase.  The initial
                        ----------------------------------------
Purchase under this Agreement is subject to the conditions precedent that (i) the Buyer shall have received on or before the date of such Purchase those documents listed on SCHEDULE A hereto and (ii) all conditions precedent to the initial purchase under the Purchase Agreement shall have been satisfied and/or waived.

          Section 3.2.  Conditions Precedent to All Purchases.  Each Purchase
                        -------------------------------------
shall be subject to the further conditions precedent that (a) on the date of each such Purchase, the following statements shall be true both before and after giving effect to such Purchase (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the Originator that such statements are then true):

          (i) the representations and warranties set forth in ARTICLE II are correct on and as of the date of such Purchase as though made on and as of such date;

          (ii) no event has occurred, or would result from such Purchase, that will constitute an Event of Default, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Event of Default; and

          (iii)  the Termination Date shall not have occurred;

and (b) the Buyer shall have received such other approvals, opinions or documents as it may reasonably request.

          Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Purchase (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to the Buyer and/or by offset of capital contributions to be made under the Subscription Agreement), title to the Receivables and related assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied.


                                   ARTICLE IV
                                   COVENANTS

          Section 4.1.  Affirmative Covenants of Originator.  Until the date
                        -----------------------------------
this Agreement shall terminate in accordance with its terms, the Originator hereby covenants, individually and in its capacity as Sub-Servicer, that:

          (a) Financial Reporting.  The Originator will maintain a system of
              -------------------
accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer:

          (i)    Annual Reporting.  Within 90 days after the close of each of
                 ----------------
     its fiscal years, consolidated financial statements of Kohl's Corporation for such fiscal year certified in a manner acceptable to the Buyer and its assignees by independent public accountants acceptable to the Buyer and its assignees.

          (ii)   Quarterly Reporting.   Within 45 days after the close of the
                 -------------------
     first three quarterly periods of each of its fiscal years, consolidated balance sheets of Kohl's Corporation as at the close of each such period and related consolidated statements of income and retained earnings and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (iii)  Compliance Certificate.  Together with the financial statements
                 ----------------------
     required hereunder, a compliance certificate in substantially the form of
     EXHIBIT IV signed by the Originator's corporate comptroller or chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv)   Shareholders Statements and Reports.  Promptly upon the
                 -----------------------------------
     furnishing thereof to the shareholders of Kohl's Corporation, copies of all financial statements, reports and proxy statements so furnished.

          (v)    S.E.C. Filings.  Promptly upon the filing thereof, copies of
                 --------------
     all registration statements and annual, quarterly, monthly or other regular reports which the Originator or Kohl's Corporation files with the Securities and Exchange Commission.

          (vi)   Notices under Transaction Documents.  Forthwith upon its
                 -----------------------------------
     receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Buyer and its assignees, copies of the same.

          (vii)  Change in Credit and Collection Policy.  At least 30 days prior
                 --------------------------------------
     to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

          (viii) Other Information.  Such other relevant information (including
                 -----------------
     non-financial information) as the Buyer (or any of its assignees) may from time to time reasonably request.

          (b) Notices.  The Originator will notify the Buyer and its assignees
              -------
in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)    Events of Default or Potential Events of Default.  The
                 ------------------------------------------------
     occurrence of each Event of Default or each Potential Event of Default, by a statement of the Chief Financial Officer of the Originator.

          (ii)   Judgment.  The entry of any judgment or decree against the
                 --------
     Originator if the aggregate amount of all judgments and decrees then outstanding against the Originator exceeds $10,000,000 after deducting (a) the amount with respect to which the Originator is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the Originator is otherwise indemnified if the terms of, and creditworthiness of the provider of, such indemnification are reasonably satisfactory to the Buyer and its assignees.

          (iii)  Downgrade.  Any downgrading in the rating of any Indebtedness
                 ---------
     of the Originator or Kohl's Corporation below investment grade by Standard & Poor's Ratings Group or by Moody's Investors

     Service, Inc., setting forth the Indebtedness affected and the nature of such change.

          (c) Compliance with Laws.  The Originator will comply in all material
              --------------------
respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which, individually or in the aggregate, will or could reasonably be expected to have a Material Adverse Effect.

          (d) Audits.  The Originator will furnish to the Buyer and its
              ------
assignees from time to time such information with respect to it and the Receivables as the Buyer or any of its assignees may reasonably request. The Originator shall, from time to time during regular business hours as requested by the Buyer or any of its assignees upon reasonable notice, permit the Buyer, each of its assignees or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Originator relating to Accounts and/or Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Originator's financial condition or the Accounts, the Receivables and the Related Security or the Originator's performance hereunder or the Originator's performance under the Contracts with any of the officers or employees of the Originator having knowledge of such matters.

          (e) Keeping and Marking of Records and Books.
              ----------------------------------------

               (i) The Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Originator will give the Buyer and its assignees notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) The Originator will (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer and its assignees, describing the ownership interest of the Buyer therein and further describing the interests of any of its assignees under any Permitted Financing, and (b) upon the request of the Buyer or its assignees following a Sub-Servicer Default: (1) mark each Contract (other than sales receipts) with a legend describing the ownership interest of the Buyer and the interests of any of its assignees under any Permitted Financing and (2) deliver to the Buyer or its assignees all Contracts

     (including, without limitation, all multiple originals in the Originator's possession of any such Contract which constitutes an instrument, a letter of credit or chattel paper) relating to the Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy.  The
              ----------------------------------------------------------
Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Originator will pay when due any sales, use, excise, stamp or other transactional taxes payable in connection with the Receivables or the sale of goods or services giving rise thereto.

          (g) Ownership Interest.  The Originator shall take all necessary
              ------------------
action to establish and maintain in favor of the Buyer a valid and perfected ownership interest in the Receivables and the Related Security, Collections and Collection Accounts with respect thereto, to the full extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Buyer hereunder as the Buyer or its assignees may reasonably request.

          (h) Purchasers' Reliance.  The Originator acknowledges that the
              --------------------
providers of Permitted Financings are entering into such Permitted Financings in reliance upon the Buyer's identity as a separate legal entity from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Originator shall take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request, to maintain the Buyer's identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof and not just a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Originator shall:

          (i) not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer;

          (ii) cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Originator and the Buyer on an arm's-length basis;

          (iii) conduct its own business in its own name and require that all full-time employees of the Originator identify themselves as such and not as employees of the Buyer;

          (iv) compensate all employees, consultants and agents directly, from the Originator's bank accounts, for services provided to the Originator by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Originator is also an employee, consultant or agent of the Buyer, allocate the compensation of such employee, consultant or agent between the Buyer and the Originator on a basis which reflects the services rendered to the Buyer and the Originator;

          (v) if the Buyer's office is located in the offices of the Originator, the Originator shall lease such office to the Buyer at a fair market rent;

          (vi) have separate stationery, invoices and checks in the Originator's own name;

          (vii) conduct all transactions with the Buyer upon terms that are consistent with those that would be obtained by an unaffiliated entity on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Buyer and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (viii)  observe all corporate formalities as a distinct entity;

          (ix) maintain its books and records separate from those of the Buyer and otherwise readily identifiable as its own assets rather than assets of the Buyer;

          (x) prepare financial statements separate from those of the Buyer and insure that any of its consolidated financial statements that include the Buyer have detailed notes clearly stating that the Buyer is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Buyer;

          (xi) except as herein specifically otherwise provided, not commingle funds or other assets of the Originator with those of the Buyer and not maintain bank accounts or other depository accounts to which the Buyer is an account party, into which the Buyer makes deposits or from which the Buyer has the power to make withdrawals except in its capacity as Servicer; and

          (xii) not permit the Buyer to pay any of the Originator's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this SECTION 4.1(H)).

          (i) Collections.  The Originator shall instruct all Obligors to pay
              -----------
all Collections directly to a segregated lock-box or other Collection Account listed on EXHIBIT III, each of which is subject to a Collection Account Agreement or at one of the Originator's or a Wholly-Owned Subsidiary's stores. In the case of payments remitted to any such lock-box or store, the Originator may credit those payments against the Subordinated Loan and/or retain such payments except to the extent that the Buyer is obligated to pay such amounts to the Agent for the benefit of the Purchasers pursuant to the Purchase Agreement (in which case, such payments shall be paid to a depositary account of the Buyer listed on EXHIBIT III hereto). Pursuant to SECTION 5.3 hereof and the Collection Account Agreements, the Originator has transferred and assigned to the Buyer all of its right, title and interest in and to, and exclusive ownership, dominion and control (subject to the terms of this Agreement) to each such lock-box, concentration account and depositary account. In the case of any Collections received by the Originator or at one of its or its Wholly-Owned Subsidiary's stores following the occurrence of a Sub-Servicer Default, the Originator shall remit such Collections to a Collection Account of the Buyer not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Originator shall itself hold such Collections in trust, for the exclusive benefit of the Buyer and its assignees. In the case of any remittances received by the Originator in any such lock-box, concentration account or depositary account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Originator shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the occurrence of a Sub-Servicer Default, the Buyer or its assignees may request that the Originator, and the Originator thereupon promptly shall, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Buyer or such assignees and, at all times thereafter the Originator shall not deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Buyer or its assignees may request that the Originator, and the Originator thereupon promptly shall, direct all Persons then making remittances to any account listed on EXHIBIT III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on
EXHIBIT III.

          Section 4.2.  Negative Covenants of Originator.  Until the date this
                        --------------------------------
Agreement shall terminate in accordance with its terms, the Originator hereby covenants, individually and in its capacity as Sub-Servicer, that:

          (a) Name Change, Offices, Records and Books of Accounts.  The
              ---------------------------------------------------
Originator will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Buyer and its assignees at least 45 days prior notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer or its assignees in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors.  The Originator will
              ------------------------------------------
not add or terminate any bank as a Collection Bank from those listed in EXHIBIT III, or make any change in its instructions to Obligors regarding payments to be made to the Originator or payments to be made to any Collection Account or Collection Bank, unless the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, an executed account agreement from, and executed copies of a Collection Account Agreement to, the Collection Bank; provided, however, that the Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c) Modifications to Contracts and Credit and Collection Policy.
              -----------------------------------------------------------
Except as provided in SECTION 5.2(C), the Originator, acting as Sub-Servicer or otherwise, will not extend, amend or otherwise modify the economic terms of any Receivable or of any Contract related thereto other than in accordance with the Credit and Collection Policy, or amend any Contract to convert it into "chattel paper", except that the Originator may amend the economic terms of any Contract (and, to the extent applicable, the Credit and Collection Policy) to: (x) comply with applicable laws and regulations from time to time in effect in any state in which the Originator now or hereafter extends consumer credit, (y) increase the interest rate, fees or minimum monthly installments payable thereunder, and/or (z) shorten the maturity of amounts outstanding thereunder (all of the foregoing, "PERMITTED AMENDMENTS") PROVIDED the Originator promptly provides copies of each Permitted Amendment to the Buyer and its assignees.

          (d) Sales, Liens, Etc.  The Originator shall not sell, assign (by
              -----------------
operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any lock-box or other Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein), and the Originator shall defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Originator.

          (e) Accounting for Purchases.  The Originator will not, and shall not
              ------------------------
permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Related Security by the Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Related Security by the Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.


                                   ARTICLE V

                         ADMINISTRATION AND COLLECTION

          Section 5.1.  Designation of Sub-Servicer.  (a) The servicing,
                        ---------------------------
administration and collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with SECTION 6.1 of the Purchase Agreement. The Originator is hereby designated as, and hereby agrees to act as sub-servicer (the "SUB-SERVICER") for the Buyer in the Buyer's capacity as the initial Servicer designated pursuant to the terms of the Purchase Agreement, and the Originator agrees in such capacity as Sub-Servicer to perform all of the duties and obligations of the Servicer set forth herein and in the Purchase Agreement with respect to the Receivables, Related Security related thereto and Collections thereof.

          (b) The Originator further agrees that, for so long as it is the Sub-Servicer, it shall be directly liable to the Agent and the Purchasers for the full and prompt performance of all such duties and responsibilities of the Servicer, PROVIDED THAT (i) nothing in this Agreement shall eliminate the Buyer's primary liability to the providers of Permitted Financings for its duties as Servicer, (ii) the Buyer and its assignees shall retain sole responsibility and authority for withdrawing funds from the Collection Accounts, and (iii) the Agent and the Purchasers shall be entitled to deal exclusively with the Buyer in matters relating to the discharge by the Servicer of its duties pursuant to SECTION 6.1 of the Purchase Agreement.

          (c) Without the prior written consent of the Buyer and its assignees, the Originator shall not be permitted to delegate any of its duties or responsibilities as Sub-Servicer to any Person; PROVIDED, HOWEVER, no prior written consent shall be required for outsourcing certain servicing activities in accordance with the Originator's existing practices. If at any time the Agent shall designate as Servicer any Person other than the Buyer, all duties and responsibilities theretofore delegated by the Buyer to the Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Buyer or the Agent (as assignee of the Buyer) to the Originator.

          Section 5.2.  Duties of Sub-Servicer.  (a) The Sub-Servicer shall take
                        ----------------------
or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Sub-Servicer shall use its best efforts to segregate, on each Business Day following a Sub-Servicer Default, in a manner acceptable to the Buyer and its assignees, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Sub-Servicer prior to the remittance thereof to the Buyer to be administered in accordance with the procedures described herein and in Article I of the Purchase Agreement.

          (c) The Sub-Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding

Balance of any Receivable as the Sub-Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under the Purchase Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Sub-Servicer Default, the Buyer shall have the absolute and unlimited right to direct the Sub-Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d) The Sub-Servicer shall hold in trust for the Buyer and its assignees, in accordance with their respective interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Buyer following a Sub-Servicer Default, deliver or make available to the Buyer all such Records at the chief executive office of the Originator. The Sub-Servicer shall, as soon as practicable following receipt thereof, turn over to the Buyer all Collections of Receivables, less: (i) at any time when the Originator is not the Sub-Servicer, all reasonable out-of-pocket costs and expenses of the Sub-Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables.

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor or otherwise required by the applicable Contract, other contract or law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 5.3.  Collection Account Agreements.  The Originator hereby
                        -----------------------------
transfers to the Buyer, effective concurrently with the initial Purchase hereunder (or, if any Collection Account is not in existence on such date, concurrently with the opening of such account), the exclusive ownership and control of the Collection Accounts, as evidenced by the Collection Account Agreements, and the Originator shall claim no further right, title and/or interest in and to any such Collection Accounts nor any rights to withdraw funds therefrom. The Originator hereby authorizes the Buyer, and agrees that, following the occurrence of a Sub-Servicer Default, the Buyer shall be entitled to: (i) endorse the Originator's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security, and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Buyer and its designees rather than the Originator.

          Section 5.4.  Responsibilities of the Originator.  Anything herein to
                        ----------------------------------
the contrary notwithstanding, the exercise by the Buyer (or its assignees) of its rights hereunder shall not release the Sub-Servicer or the Originator from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Buyer nor any of its assignees (including any Servicer) shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Originator.

          Section 5.5.  Reports.  On the 20th day of each of the Originator's
                        -------
(approximately monthly) fiscal accounting periods (or, if such date is not a Business Day, the next succeeding Business Day), and at such times as the Buyer or any of its assignees shall request, the Sub-Servicer shall prepare and forward to the Buyer and its assignees a Periodic Report for the related Fiscal Accounting Period (or other comparable report for such period as may be applicable).

          Section 5.6.  Sub-Servicer Fee.  In consideration of the Sub-
                        ----------------
Servicer's agreement to perform the duties and obligations of the Servicer under the Purchase Agreement, the Buyer hereby agrees that, so long as the Originator shall continue to perform as Sub-Servicer hereunder, the Buyer shall pay over to the Originator a monthly fee in an amount equal to a rate agreed to by the Buyer and the Originator from time to time not to exceed (i) at all times while the Originator is acting as the Sub-Servicer, up to 3.0% multiplied by the aggregate
                                                     -------------
credit sales during the preceding Fiscal Accounting Period, and (ii) at all times while the Originator is not acting as the Sub-Servicer, 2.0% per annum, multiplied by the average Outstanding Balance of the Receivables held by the
-------------
Buyer (without taking account of any interests therein conveyed to the providers of Permitted Financings) during the preceding Fiscal Accounting Period, in each case such fee to be calculated to provide the Sub-Servicer reasonable compensation for its servicing activities.


                                   ARTICLE VI
                  SUB-SERVICER DEFAULTS AND EVENTS OF DEFAULT

          Section 6.1.  Sub-Servicer Defaults.  The occurrence of any one or
                        ---------------------
more of the following events shall constitute a Sub-Servicer Default:

          (a) The Sub-Servicer shall fail (i) to make any payment or deposit required to be made under this Agreement or any Collection Account Agreement on or within one Business Day after the date when required to be made, or (ii) to perform or observe any other term, covenant or agreement under ARTICLE V of this Agreement or any of the Collection Account Agreements, which failure remains unremedied for five Business Days after notice from the Agent, and such failure shall have a Material Adverse Effect.

          (b)(i) The Originator or the Sub-Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by the Originator or the Sub-Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property (each of the foregoing proceedings being hereinafter referred to as an "INSOLVENCY PROCEEDING"); (iii) any Insolvency Proceeding shall be instituted against the Originator or the Sub-Servicer and either (A) shall result in the entry of an order for relief against the Originator or the Sub-Servicer, or (B) shall continue undischarged, undismissed or unstayed for a period of 60 consecutive days; or (iv) the Originator or the Sub-Servicer shall take any corporate action to authorize any of the actions set forth in clauses (i)-(iii) above in this subsection (b).

          (c) The Buyer's duties as Servicer shall be terminated under the Purchase Agreement.

          Section 6.2.  Events of Default.  The occurrence of any one or more of
                        -----------------
the following events shall constitute an Event of Default:

          (a) The Originator shall fail (i) to make any payment or deposit required under this Agreement or any of the other Transaction Documents on or within one Business Day after the date when required to be made, or (ii) to perform or observe any term, covenant or agreement hereunder and such failure shall remain unremedied for five Business Days after notice from the Buyer or any of its assignee.

          (b) Any representation, warranty, certification or statement made by the Originator or the Sub-Servicer in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made and shall have a Material Adverse Effect.

          (c) A Sub-Servicer Default shall occur.

          (d) The average of the Delinquency Ratios for the most recent three
(3) consecutive calendar months shall exceed 4.5%.

          (e) The Charge-Off Ratio for the most recent twelve (12) consecutive calendar months shall exceed 8.5%.

          (f) A Change of Control shall occur.

          (g) Failure of the Originator to pay any Indebtedness in excess of $10,000,000 when due; or the default by the Originator in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $10,000,000 of the Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          Section 6.3.  Remedies.  Upon the occurrence and during the
                        --------
continuation of a Sub-Servicer Default, the Buyer or its assignees may remove the Originator as Sub-Servicer hereunder. Upon the occurrence and during the continuance of an Event of Default, the Buyer or its assignees may declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originator; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default caused by a Sub-Servicer Default of the type described in SECTION 6.1(B) above or of an actual or deemed entry of an order for relief with respect to the Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Originator. Upon the occurrence of the Termination Date for any reason whatsoever, the Buyer and its assignees shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.


                                  ARTICLE VII
                                INDEMNIFICATION

          Section 7.1.  Indemnities by the Originator.  Without limiting any
                        -----------------------------
other rights which the Buyer or any of its assignees may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer, its assignees and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of an Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition by the Buyer and its assignees of the Receivables, excluding, however:

               (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds that (A) such Indemnified Amounts resulted primarily from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification, or (B) such Indemnified Amounts resulted primarily from, arose primarily out of, or would not have occurred but for: (x) any representation or warranty of such Indemnified Party being materially incorrect, (y) the failure by such Indemnified Party to perform or observe any covenant in this Agreement required to be performed or observed by it, and (z) any breach by the Buyer of its duties and obligations hereunder;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables which prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and

               (iii) taxes imposed by the country and state or province in which such Indemnified Party's principal executive office is located, on or measured by the overall net income, capital or assets of such Indemnified Party;

provided, however, that nothing contained in this sentence shall limit the liability of the Originator or the Sub-Servicer or limit the recourse of the Buyer and its assignees to the Originator or Sub-Servicer for amounts otherwise specifically provided to be paid by the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Originator or the Sub-Servicer) relating to or resulting from:

          (a) any representation or warranty made by the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer (or any officers of the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer pursuant hereto, which shall have been false or incorrect when made or deemed made;

          (b) the failure by the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

          (c) any failure of the Originator or (for so long as the Originator shall be the Sub-Servicer) the Sub-Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

          (d) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (f) the commingling of Collections of Receivables at any time with other funds;

          (g) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

          (h) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; and/or

          (i) any Sub-Servicer Default described in Section 6.1(b).
                                                    --------------

          Section 7.2.  Other Costs and Expenses.  The Originator shall pay to
                        ------------------------
the Buyer on demand any and all costs and expenses of the Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Default.


                                 ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.1.  Waivers and Amendments.
                        ----------------------

          (a) No failure or delay on the part of the Buyer (or any of its assignees) or the Originator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Originator and the Buyer and, to the extent required under the Purchase Agreement, the Agent, the Investors and/or the Required Investors.

          Section 8.2.  Notices.  Except as otherwise expressly provided herein,
                        -------
all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party hereto at its respective address or telecopy number set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          Section 8.3.  Protection of Buyer's Interests.
                        -------------------------------

          (a) The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assignees) may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Receivables, or to enable the Buyer (or its assignees) to exercise and enforce their rights and remedies hereunder. The Buyer may, or the Buyer may direct the Originator to, notify the Obligors of Receivables, at any time following the replacement of the Originator as Sub-Servicer and at the Originator's expense, of the Buyer's ownership of the Receivables and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

          (b) If the Originator or the Sub-Servicer fails to perform any of its obligations hereunder, the Buyer (or any of its assignees) may (but shall not be required to) perform, or cause the performance of, such obligation; and the Buyer's (and any of its assignee's) costs and expenses incurred in connection therewith shall be payable by the Originator or the Sub-Servicer, as applicable, on demand. The Originator and the Sub-Servicer each irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact, to act on behalf of the Originator and the Sub-Servicer (i) to execute on behalf of the Originator as seller/debtor and to file financing statements necessary or desirable in the Buyer's sole discretion to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 8.4.  Confidentiality.
                        ---------------

          (a) Each of the Originator and the Sub-Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Purchase Agreement and the other confidential proprietary information with respect to the Agent and PREFCO and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each of the Originator, the Sub-Servicer and their respective officers and employees may disclose such information to the Buyer and to the Originator's or the Sub-Servicer's external accountants and attorneys, to other Persons conducting due diligence with respect to the Originator or the Sub-Servicer, to the Originator's, the Sub-Servicer's and such other Person's officers, directors, employees, outside consultants and attorneys so long as such information is kept confidential by them, and as required by any applicable law or order of any judicial or administrative proceeding; PROVIDED, HOWEVER, that "confidential proprietary information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Originator or the Sub-Servicer; (ii) was available to the Originator or the Sub-Servicer on a non-confidential basis prior to its disclosure to the Originator by a Purchaser or the Agent; or (iii) becomes available to the Originator or the Sub-Servicer on a non-confidential basis from a Person other than the Agent or PREFCO who, to the best knowledge of the Originator or the Sub-Servicer, is not otherwise bound by a confidentiality agreement with the Agent or any Purchaser or is not otherwise prohibited from transmitting the information to the Originator or the Sub-Servicer.

          (b) Each of the Buyer and its assignees shall maintain and shall cause each of its employees and officers to maintain the confidentiality of all nonpublic information concerning the Originator and its business obtained in connection with the Transaction Documents and the transactions contemplated therein; PROVIDED, HOWEVER, that "nonpublic information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Buyer or its assignees; (ii) was available to the Buyer or its assignees on a non-confidential basis prior to its disclosure to the Buyer by the Originator or the Sub-Servicer; or (iii) becomes available to the Buyer or its assignees on a non-confidential basis from a Person other than the Originator who, to the best knowledge of the Buyer or its assignees, is not otherwise bound by a confidentiality agreement with the Originator or is not otherwise prohibited from transmitting the information to the Buyer and its assignees. Anything herein to the contrary notwithstanding, the Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Agent, the Investors or PREFCO by each other, (ii) by the Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them who signs a written confidentiality agreement containing terms and conditions consistent with the terms of this Section
                                                                  -------
8.4(b), or (iii) by the Agent or PREFCO to any rating agency, any of PREFCO's
------
commercial paper dealers or any provider of a surety, guaranty or credit or liquidity enhancement to PREFCO or to any other financing or securitization conduit for which The First National Bank of Chicago provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; PROVIDED such information is kept confidential by such Persons and used solely for evaluating matters pertaining to this Agreement and the Purchase Agreement and the transactions contemplated herein and therein. In addition, the Buyer and its assignees may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 8.5.  Bankruptcy Petition.
                        -------------------

          (a) Each of the Originator and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of PREFCO, it will not institute against, or join any other Person in instituting against, PREFCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (b) Each of the Originator and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after all Aggregate Unpaids (under and as defined in the Purchase Agreement) have been paid, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 8.6.  Limitation of Liability.  Except with respect to any
                        -----------------------
claim arising out of the willful misconduct or gross negligence of PREFCO, the Agent or any Investor, no claim may be made by the Originator, the Sub-Servicer or any other Person against PREFCO, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 8.7.   CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          SECTION 8.8.   CONSENT TO JURISDICTION.  THE ORIGINATOR HEREBY
                         -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT AND THE ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL

CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR THE RIGHTS OF THE AGENT OR ANY PURCHASER AS THE BUYER'S ASSIGNEES) TO BRING PROCEEDINGS AGAINST THE ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE ORIGINATOR AGAINST THE BUYER, THE AGENT OR ANY PURCHASER, ANY AFFILIATE OF THE AGENT OR A PURCHASER, OR ANY OTHER OF THE BUYER'S ASSIGNEES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          SECTION 8.9.   WAIVER OF JURY TRIAL.  EACH OF THE ORIGINATOR AND THE
                         --------------------
BUYER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 8.10.  Binding Effect; Assignability.  This Agreement shall be
                         -----------------------------
binding upon and inure to the benefit of the Originator, the Buyer and their respec tive successors and permitted assigns (including any trustee in bankruptcy). The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer and its assignees. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Originator. Without limiting the foregoing, the Originator acknowledges that the Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. The Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and the Originator agrees to cooperate fully with the Agent and the Servicer in the exercise of such rights and remedies. The Originator further agrees to give to the Agent copies of all notices it is required to give to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and, subject to the proviso in
SECTION 1.1(C), shall remain in full force and effect until such time, after the Termination Date, as the Aggregate Unpaids shall be equal to zero; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, and (iii) SECTION 8.5 shall be continuing and shall survive any termination of this Agreement.

          Section 8.11.  Subordination.  The Originator agrees that any
                         -------------
indebtedness, obligation or claim it may from time to time hold or otherwise have (other than any obligation or claim with respect to the fees payable by the Buyer under SECTION 5.6) against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Buyer owing to the Agent or any Purchaser under the Purchase Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their assignees under the Purchase Agreement.

          Section 8.12.  Integration; Survival of Terms.  This Agreement, the
                         ------------------------------
Subordinated Note, the Subscription Agreement and the Collection Account Agreements contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          Section 8.13.  Counterparts; Severability.  This Agreement may be
                         --------------------------
executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


ORIGINATOR:                   KOHL'S DEPARTMENT STORES, INC.


                              By:  /s/ John F. Herma
                                 --------------------------------------------
                                    John F. Herma
                                    Chief Operating Officer

                              Address for Notices:

                              Kohl's Department Stores, Inc.
                              N56 W17000 Ridgewood Drive
                              Menomonee Falls, Wisconsin  53051

                              Attn: Arlene Meier
                                    Senior Vice President and Chief Financial
                                    Officer
                              Phone:  (414) 703-1646
                              Fax:    (414) 703-6143


BUYER:                        KOHL'S RECEIVABLES CORPORATION


                              By:  /s/ Arlene Meier
                                 --------------------------------------------
                                    Arlene Meier
                                    Senior Vice President and
                                    Chief Financial Officer


                              Address for Notices:

                              Kohl's Receivables Corporation
                              N56 W17000 Ridgewood Drive
                              Menomonee Falls, Wisconsin  53051

                              Attn: Arlene Meier
                                    Senior Vice President and Chief Financial
                                    Officer
                              Phone:  (414) 703-1646
                              Fax:    (414) 703-6143

                                   EXHIBIT I

                                  DEFINITIONS

          AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

          "ACCOUNT" means a retail credit or charge card account originated or acquired by the Originator.

          "ADVERSE CLAIM" means a lien, Security Interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "AGENT" means The First National Bank of Chicago in its capacity as "AGENT" under the Purchase Agreement, and any successor Agent appointed under
Article IX of the Purchase Agreement.
----------

          "AGREEMENT" means this Receivables Sale Agreement, as it may be amended or modified and in effect from time to time.

          "AGGREGATE UNPAIDS" has the meaning set forth in the Purchase
Agreement.

          "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of an Event of Default, the "BASE RATE" shall equal the sum of the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, plus 2% per annum, changing when and as such rate changes.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

          "CAPITAL" shall have the meaning set forth in the Purchase Agreement.

          "CHANGE OF CONTROL" means the earliest to occur of (a) the date of a public announcement that a Person or group of affiliated or associated Persons (an "ACQUIRING PERSON") has acquired, or has obtained the right to acquire, legal or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Originator; (b) the date an Acquiring Person acquires all or substantially all of the assets of the Originator. For purposes hereof, the term "ACQUIRING PERSON" shall not include
(i) Kohl's Corporation or any of its subsidiaries, or (ii) any other Person 60% of the combined voting stock of which is beneficially owned, directly or indirectly, by the Persons who were the holders of the Originator's and Kohl's Corporation's (as the case may be) voting stock immediately prior to such acquisition; and (c) the date on which the Originator ceases to own 100% of the outstanding shares of voting stock of the Buyer.

          "CHARGE-OFF RATIO" means, as at the last day of any period of 12 consecutive calendar months, a percentage equal to (i) the aggregate amount of Receivables that became Defaulted Receivables during such period less any cash recoveries received during such period with respect to any Defaulted Receivable, divided by (ii) the average Outstanding Balance of Receivables during such period.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLECTION ACCOUNT" means each depository account, lock-box account or similar account of the Buyer in which any Collections are collected or deposited but excluding any concentration account of the Originator into which Collections are subsequently concentrated.

          "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT V hereto.

          "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          "COLLECTION DATE" means that date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero and (ii) the Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

          "COLLECTION NOTICE" means a notice, in substantially the form of the Collection Notice contained in EXHIBIT V hereto, from the Agent to a Collection Bank.

          "COLLECTIONS" means, with respect to any Account or Receivable, all cash collections and other cash proceeds in respect of such Account or Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Account or Receivable and including, without limitation, all income derived from investments of the foregoing.

          "CONTRACT" means, with respect to any Receivable, any and all account agreements and other agreements, instruments, charge slips, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

          "CREDIT AND COLLECTION POLICY" means the Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VI hereto, as modified from time to time in accordance with this Agreement.

          "DEFAULTED RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 180 days or more from the original due date for such payment.

          "DELINQUENCY RATIO" means, for any month of determination, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables on the last day of such month divided by (ii) the average aggregate Outstanding Balance of all Receivables during such month.

          "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 90-179 days from the original due date for such payment.

          "DILUTIONS" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, return, discount, adjustment or otherwise, other than cash Collections on account of the Receivables.

          "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (a) the time value of money based upon (i) the anticipated dates of collection of the Receivables and (ii) the cost to the Buyer of financing its investment in the Receivables during such period relative to the average yield on the Receivables during such period, (b) the risk of nonpayment by the Obligors, and (c) the costs of sub-servicing performed by the Originator. The Originator and the Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Fiscal Accounting Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Fiscal Accounting Period ending prior to the Fiscal Accounting Period during which the Originator and the Buyer agree to make such change.

          "ELIGIBLE ACCOUNT" means, at any time, an Account that:

               (a) has been (i) originated by the Originator in the ordinary course of its business, or (ii) acquired by the Originator from another originator acceptable to the Buyer and its assignees,

               (b) has not been classified by the Originator as canceled, counterfeit or fraudulent and any credit card issued in connection therewith has not been lost or stolen,

               (c) is held by (i) a natural person who is a resident of the United States or Canada, and is not deceased; (ii) a corporation or other business organization organized under the laws of the United States or any political subdivision thereof that has its chief executive office in the United States; and (iii) a Person who is not a government or a governmental subdivision or agency, and

               (d) which is denominated and payable only in United States dollars in the United States.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (a) which arises under an Eligible Account,

               (b) which is an "eligible asset" as defined in Rule 3a-7(b)(1) promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended,

               (c) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended,

               (d) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

               (e) which arises under a Contract in substantially the form of one of the form contracts set forth on EXHIBIT VII hereto (subject to any Permitted Amendments that may be made thereto) or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset or offset arrangement, counterclaim or other defense,

               (f) which arises under a Contract which (i) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Originator under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

               (g) which was generated in the ordinary course of the Originator's business and relates to the retail sale of goods or services by one of the Originator's or a Wholly-Owned Subsidiary's stores,

               (h) which satisfies all applicable requirements of the Credit and Collection Policy,

               (i) which is not a Defaulted Receivable,

               (j) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation, and

               (k) the Outstanding Balance of which, if it arises under an Eligible Account held by a resident of Canada, does not, when aggregated with the Outstanding Balance of all other such Receivables, exceed 1% of the Net Receivables Balance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" has the meaning assigned to that term in SECTION
6.2.

          "FACILITY TERMINATION DATE" has the meaning set forth in the Purchase Agreement.

          "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

          "FISCAL ACCOUNTING PERIOD" means each fiscal accounting period of the Originator (of approximately one month) or portion thereof which elapses during the term of this Agreement. The first Fiscal Accounting Period shall commence on the date of the initial Purchase and the final Fiscal Accounting Period shall terminate on the Termination Date.

          "INVESTORS" means the financial institutions (other than PREFCO and the Agent) from time to time party to the Purchase Agreement.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition, business or operations of the Originator, (ii) the ability of the Originator to perform its obligations under any Transaction Document,
(iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Originator's, the Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Accounts, the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "NET RECEIVABLES BALANCE" means, at any time, the Outstanding Balance of all Eligible Receivables at such time.

          "NET WORTH" means, as of the last Business Day of the Fiscal Accounting Period preceding any date of determination, the excess, if any, of
(a) THE SUM OF (i) the aggregate Outstanding Balance of the "ELIGIBLE RECEIVABLES" under and as defined in the Purchase Agreement at such time, PLUS
(ii) up to 97% of the aggregate Outstanding Balance of Receivables which are not "ELIGIBLE RECEIVABLES" under and as defined in the Purchase Agreement at such time, PLUS (iii) 100% of the Buyer's cash on hand and in the bank, OVER (b) THE SUM OF (i) the aggregate Capital outstanding at such time under the Purchase Agreement, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "ORIGINAL BALANCE" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

          "ORIGINATOR" means Kohl's Department Stores, Inc., a Delaware corporation.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "PARENT DEMAND NOTE" means a demand promissory note made by the Originator in favor of the Buyer.

          "PBGC" means the Pension Benefit Guaranty Corporation created under
Section 4002(a) of ERISA or any successor thereto.

          "PERIODIC REPORT" means a report, in substantially the form of EXHIBIT VIII hereto (appropriately completed), furnished by the Sub-Servicer to the Buyer and the Agent (as the Buyer's assignee) pursuant to SECTION 5.5.

          "PERMITTED AMENDMENTS" has the meaning set forth in SECTION 4.2(C).

          "PERMITTED FINANCINGS" means the facility contemplated by the Purchase Agreement and any other financing to which each of the parties to the Purchase Agreement gives its prior written consent.

          "PERSON" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

          "PLAN" means any defined benefit plan maintained or contributed to by the Originator or any Subsidiary of the Originator or by any trade or business (whether or not incorporated) under common control with the Originator or any Subsidiary of the Originator as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

          "POTENTIAL EVENT OF DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

          "PREFCO" means Preferred Receivables Funding Corporation, a Delaware corporation.

          "PREMIUM" means a Discount Factor which is expressed as a negative percentage by virtue of the fact that the average yield on the Receivables during any period of computation exceeds the sum of the anticipated losses on the Receivables, the costs to the Buyer of financing its investment in the Receivables and the costs of servicing the Receivables by an amount deemed material by the Originator and the Buyer.

          "PURCHASE" means a purchase by the Buyer of the Receivables and the Related Security from the Originator pursuant to SECTION 1.1 of this Agreement.

          "PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of January 31, 1997, among the Buyer, PREFCO, the Investors and the Agent, as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified.

          "PURCHASE PRICE" means, with respect to any Purchase on any date, the aggregate price to be paid to the Originator for such Purchase in accordance with SECTION 1.2 of this Agreement for the Receivables and Related Security being sold to the Buyer on such date, which price shall equal (i) the product of
(x) the Original Balance of such Receivables TIMES (y) one minus the Discount Factor then in effect,

MINUS (ii) any Purchase Price Credits to be credited against the purchase price otherwise payable in accordance with SECTION 1.3 hereof.

          "PURCHASE PRICE CREDIT" has the meaning set forth in SECTION 1.3.

          "PURCHASER" has the meaning set forth in the Purchase Agreement.

          "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statement of this Agreement.

          "RECEIVABLE" means the indebtedness and other obligations owed to the Originator under an Account (without giving effect to any transfer or conveyance hereunder) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the Originator or by a Wholly-Owned Subsidiary, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice or charge-slip, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "REFERENCE BANK" means The First National Bank of Chicago or such other bank as the Agent shall designate with the consent of the Buyer.

          "RELATED SECURITY" means, with respect to any Receivable:

               (a) all other Security Interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements and security agreements describing any collateral securing such Contract,

               (b) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (c) all service contracts and other contracts and agreements associated with such Receivable,

               (d) all Records related to such Receivable, and

               (e) all proceeds of the foregoing.

          "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA.

          "REQUIRED CAPITAL AMOUNT" means, on any date of determination, the greater of (a) $6,000,000 or (b) three percent (3.00%) of the aggregate Capital outstanding at such time under the Purchase Agreement.

          "REQUIRED INVESTORS" has the meaning set forth in the Purchase Agreement.

          "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

          "SECURITY INTEREST" has the meaning specified in (S) 1-201(37) of the UCC as in effect in the State of Illinois on the date of this Agreement and includes, without limitation, the interest of a buyer of accounts and chattel paper.

          "SERVICER" means at any time the Person then authorized pursuant to
Article VI of the Purchase Agreement to service, administer and collect Receivables.

          "SERVICER DEFAULT" has the meaning set forth in the Purchase
Agreement.

          "SUBORDINATED LOAN" means a subordinated revolving loan made by the Originator to the Buyer in the Originator's sole discretion.

          "SUBORDINATED NOTE" means a promissory note made by the Buyer in favor of the Originator in substantially the form of EXHIBIT X hereto.

          "SUBSCRIPTION AGREEMENT" means the Stockholder and Subscription Agreement in substantially the form of EXHIBIT IX hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "SUB-SERVICER" means the Originator in its capacity as sub-servicer for the Servicer as described in SECTION 5.1 hereof.

          "SUB-SERVICER DEFAULT" means an event described in SECTION 6.1 hereof.

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Originator.

          "TERMINATION DATE" means, the earliest of (i) the Facility Termination Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 6.2 and (iii) the date designated by the Originator as the Termination Date in a written notice delivered to the Buyer not less than ten days prior to such designated date.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Contract, the Subordinated Note, the Subscription Agreement, each Collection Account Agreement and all other instruments, documents and agreements executed and delivered by the Originator in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "WHOLLY-OWNED SUBSIDIARY" means each existing and future Subsidiary of the Originator in which the Originator owns, directly or indirectly, 100% of the outstanding capital stock.

          ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                  EXHIBIT II

        CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR; LOCATIONS OF RECORDS;
              TRADE NAMES; FEDERAL EMPLOYER IDENTIFICATION NUMBER


Chief Executive Office:



Location of Records:



Federal Employer Identification Number:



Trade Names and Assumed Names:

                                  EXHIBIT III

                              COLLECTION ACCOUNTS


None, except:

                        KOHL'S DEPARTMENT STORES, INC.
                        ------------------------------


TYPE OF ACCT.  ACCOUNT #      BANK NAME                 CITY, STATE
-------------  ---------      ---------                 -----------



                        KOHL'S RECEIVABLES CORPORATION
                        ------------------------------

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of January 31, 1997, between Kohl's Department Stores, Inc. (the "ORIGINATOR") and Kohl's Receivables Corporation (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected _____________________ of the Originator;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Originator and its Subsidiaries during the accounting period covered by the attached financial statements; and

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or a Potential Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Originator has taken, is taking, or proposes to take with respect to each such condition or event:


          The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19__.

                                    ______________________________
                                         [Name]

                                   EXHIBIT V

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                            [On letterhead of Buyer]

                                                    __________ 19__


[Lock-Box Bank/Concentration Bank/Depositary Bank]

     Re:  Kohl's Receivables Corporation
          Kohl's Department Stores, Inc.

Ladies and Gentlemen:

          You have exclusive control of P.O. Box #_____________ in **[city,
                                                                      -----
state, zip code]** (the "LOCK-BOX") for the purpose of receiving mail and
---------------
processing payments therefrom pursuant to that certain **[name of lock-box agreement]** between you and Kohl's Department Stores, Inc. dated __________ (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to checking account no. ________ maintained with you in the name of Kohl's Department Stores, Inc. (the "LOCK-BOX ACCOUNT").

          Kohl's Department Stores, Inc. ("ORIGINATOR") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Kohl's Receivables Corporation ("SPC"). Originator and SPC hereby request that the name of the Lock-Box Account be changed to the Kohl's Receivables Corporation, as "COLLECTION AGENT" for the benefit of The First National Bank of Chicago ("FNBC"), as agent under that certain Receivables Purchase Agreement (the "RECEIVABLES PURCHASE AGREEMENT") dated as of January 31, 1997 among SPC, Preferred Receivables Funding Corporation, certain financial institutions parties thereto and FNBC.

          SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto,
(ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC, (iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to FNBC at the following address:

          The First National Bank of Chicago
          Suite 0079, 21st Floor
          One First National Plaza
          Chicago, Illinois 60670
          Attention:  Credit Manager, Asset-Backed Finance

          Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                       Very truly yours,

                                       KOHL'S DEPARTMENT STORES, INC.

                                       By ______________________________

                                       Title ___________________________


                                       KOHL'S RECEIVABLES CORPORATION

                                       By ______________________________

                                       Title ___________________________

Acknowledged and agreed to
this ____ day of ____________, 1997:

[COLLECTION BANK]

By: _________________________________

Title: ______________________________



Acknowledged and agreed to
this ____ day of ___________, 1997:

THE FIRST NATIONAL BANK OF CHICAGO (for itself and as Agent)


By_______________________________
     Authorized Agent

                                    ANNEX A
                           FORM OF COLLECTION NOTICE

                            [On letterhead of FNBC]


                                                     _____________________, 19__


[Collection Bank/Depositary Bank/Concentration Bank]


     Re:  Kohl's Receivables Corporation


Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Kohl's Department Stores, Inc., Kohl's Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ____________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to us. Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________. You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and Kohl's Department Stores, Inc. on our behalf.

          We appreciate your cooperation in this matter.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO
                         (for itself and as agent)


                         By:___________________________________
                                    Authorized Agent

                                  EXHIBIT VI

                         CREDIT AND COLLECTION POLICY


                      [to be provided by the Originator]

                                  EXHIBIT VII

                              FORM OF CONTRACT(S)


                       [to be provided by the Originator]

                                  EXHIBIT VIII

                            FORM OF PERIODIC REPORT


                       [to be provided by First Chicago]

                                   EXHIBIT IX

                         FORM OF SUBSCRIPTION AGREEMENT


                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT

          THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of January 31, 1997, is entered into by and between Kohl's Receivables Corporation, a Wisconsin corporation (the "SPC"), and Kohl's Department Stores, Inc., a Delaware corporation ("ORIGINATOR"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement dated as of even date herewith between the SPC and the Originator (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT").

                                R E C I T A L S

          A. The SPC has been organized under the laws of the State of Wisconsin for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by the Originator.

          B.   Contemporaneously with the execution and delivery of this
Agreement: (i) the Originator and the SPC have entered into the Sale Agreement pursuant to which the Originator has, from and after the initial purchase date thereunder and prior to the termination date specified therein, sold all of its Receivables, Collections and Related Security to the SPC and (ii) the SPC, certain financial institutions party thereto as "PURCHASERS," and The First National Bank of Chicago, as the "AGENT," have entered into a Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") pursuant to which the SPC will sell "RECEIVABLE INTERESTS" to the Agent for the benefit of the Purchasers.

          C. The SPC desires to sell shares of its capital stock to the Originator, and the Originator desires to purchase such shares, on the terms set forth in this Agreement.

          NOW, THEREFORE, the SPC and the Originator agree as follows:

          1.   Purchase and Sale of Capital Stock.
               ----------------------------------

          The Originator hereby purchases from the SPC, and the SPC hereby sells to the Originator, 1,000 shares of common stock, par value $0.01 per share, of the SPC (the "COMMON STOCK") for the purchase price set forth in SECTION 2.1. The shares of Common Stock being purchased under this Agreement are referred to herein as the "SHARES."

          Within three (3) Business Days from the date hereof, the SPC shall deliver to the Originator a certificate registered in the Originator's name representing the Shares.

          2.   Consideration for Shares and Capital Contributions.
               --------------------------------------------------

          2.1  Consideration for Shares.
               ------------------------

          To induce the SPC to enter into the Sale Agreement and to enable the SPC to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, the Originator hereby pays to the SPC on the date hereof $30,000,000 (the "STOCK PURCHASE PRICE") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash and/or Receivables, except that the SPC shall, in lieu of cash payment of the Stock Purchase Price, deduct the amount of the Stock Purchase Price from the purchase price otherwise payable by the SPC to the Originator on the initial purchase date pursuant to the Sale Agreement.

          2.2  Contributions After Initial Closing Date.
               ----------------------------------------

          From time to time the Originator may make additional capital contributions to the SPC. All such contributions shall take the form of a cash transfer or contribution of Receivables, except that the SPC agrees to, in lieu of cash payment thereof, deduct the amount of such contributions from the purchase price for Receivables otherwise payable by the SPC to the Originator on the date of such capital contributions. All of the Receivables so paid for through such deductions shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made hereunder. It is expressly understood and agreed that the Originator has no obligations under this Agreement to make any capital contributions from and after payment of the Stock Purchase Price.

          3.   Representations and Warranties of the SPC.
               -----------------------------------------

          The SPC represents and warrants to the Originator as follows:

          (a) The SPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

          (b) The SPC has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

          (c) Upon receipt by the SPC of the Stock Purchase Price and the issuance of the Shares to the Originator, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (d) The SPC has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

          (e) This Agreement constitutes a legally valid and binding obligation of the SPC, enforceable against the SPC in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) The SPC has filed its Articles of Incorporation in the form attached hereto as Exhibit A with the Secretary of State of Wisconsin and
                        ---------
     (ii) adopted By-laws in the form attached hereto as Exhibit B.
                                                         ---------

          (g) The issuance of the Shares by the SPC hereunder is legally permitted by all laws and regulations to which the SPC is subject.

          4.   Representations and Warranties of the Originator.
               ------------------------------------------------

          The Originator represents and warrants to the SPC as follows:

          (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

          (b) The Originator has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

          (c) The Originator has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

          (d) This Agreement constitutes a legally valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) The Originator is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof; and the Originator has no current intention of selling, granting a participation in, or otherwise distributing, the same.

          (f) The Originator understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that the SPC does not contemplate such a registration.

          (g) The Originator has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

          (h) The purchase of the Shares by the Originator is legally permitted by all laws and regulations to which the Originator is subject.

          5.   Restrictions on Transfer Imposed by the Act; Legend.
               ---------------------------------------------------

          5.1  Legend.  Each certificate representing any Shares shall be
               ------
endorsed with the following legend:

     NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR (B) WHERE KOHL'S RECEIVABLES CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION (IN FORM AND SUBSTANCE) AND WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO KOHL'S RECEIVABLES CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE STOCKHOLDER AND SUBSCRIPTION AGREEMENT DATED AS OF JANUARY 31, 1997, AS THE SAME MAY

     BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF KOHL'S RECEIVABLES CORPORATION.

          5.2  Registration of Transfers.  The SPC need not register a transfer
               -------------------------
of any Shares unless the conditions specified in the legend set forth in SECTION
5.1 hereof are satisfied. The SPC may also instruct its transfer agent not to register the transfer of any Shares unless the conditions specified in the legend set forth in SECTION 5.1 hereof are satisfied.

          6.   Agreement to Vote.  The Originator hereby agrees and covenants to
               -----------------
vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of the SPC, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, the SPC's board of directors at least one (1) person (an "INDEPENDENT DIRECTOR") meeting the qualifications and selected in accordance with the provisions of the Articles of Incorporation and By-laws of the SPC.

          7.   Successors and Assigns.
               ----------------------

          Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this SECTION 7 shall be null and void AB INITIO. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

          8.   Amendments and Waivers.
               ----------------------

          Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the SPC and the Originator. Any amendment or waiver so effected shall be binding upon the SPC and the Originator.

          9.   Further Acts.
               ------------

          Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

          10.  Counterparts.
               ------------

          This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.

          11.  Notices.
               -------

          Any and all notices, acceptances, statements and other communications to the Originator in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of the Originator indicated on the stock transfer register of the SPC or, if no address is so indicated, to the address provided to the SPC pursuant to the Sale Agreement unless changed by written notice to the SPC or its successor.

          12.  Governing Law.
               -------------

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN.

          13.  Entire Agreement.
               ----------------

          This Agreement, together with the Sale Agreement and the other documents expressly to be delivered in connection therewith, constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof.

          14.  Severability of this Agreement.
               ------------------------------

          In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                           [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused their respective officers thereunto duly authorized to execute this Agreement as of the date first written above.


                              KOHL'S DEPARTMENT STORES, INC.


                              By: __________________________
                                    John F. Herma
                                    Chief Operating Officer



                              KOHL'S RECEIVABLES CORPORATION


                              By: __________________________
                                    Arlene Meier
                                    Senior Vice President and
                                    Chief Financial Officer

                                   EXHIBIT A
                                       TO
                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT


                       Form of Articles of Incorporation
                       ---------------------------------


                       [to be provided by Godfrey & Kahn]

                                   EXHIBIT B
                                       TO
                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT


                                Form of By-laws
                                ---------------


                       [to be provided by Godfrey & Kahn]

                                   EXHIBIT X

                           FORM OF SUBORDINATED NOTE

                               SUBORDINATED NOTE

                                                                January 31, 1997

          1.   Note.  FOR VALUE RECEIVED, the undersigned, KOHL'S RECEIVABLES
               ----
CORPORATION, a Wisconsin corporation (the "SPC"), hereby unconditionally promises to pay to the order of KOHL'S DEPARTMENT STORES, INC., a Delaware corporation (the "ORIGINATOR"), in lawful money of the United States of America and in immediately available funds, on the "COLLECTION DATE" (as defined in the "SALE AGREEMENT" referred to below) the aggregate unpaid principal sum outstanding of all "SUBORDINATED LOANS" made from time to time by the Originator to the SPC pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of January 31, 1997 between the Originator and the SPC (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to SECTION 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

          2.   Interest.  The SPC further promises to pay interest on the
               --------
outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at such rates as the SPC and the Originator may mutually agree upon from time to time. Interest shall be payable on the first Business Day of each month in arrears; PROVIDED, HOWEVER, that the SPC may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

          3.   Principal Payments.  The Originator is authorized and directed by
               ------------------
the SPC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the SPC, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; PROVIDED THAT neither the failure of the Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the SPC hereunder.

          4.   Subordination.  The indebtedness evidenced by this Subordinated
               -------------
Note is subordinated to the prior payment in full of all of the SPC's recourse obligations under that certain Receivables Purchase Agreement dated as of January 31, 1997 by and among the SPC, Preferred Receivables Funding Corporation, certain financial institutions party thereto as "PURCHASERS", and The First National Bank of Chicago, as the "AGENT" (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the Purchase Agreement. Until the date on which all "CAPITAL" outstanding under the Purchase Agreement has been repaid in full and all other obligations of the SPC (individually or as the Servicer thereunder) and under the "FEE LETTER" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, the Originator shall not demand, accelerate, sue for, take, receive or accept from the SPC, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; PROVIDED, HOWEVER, that (i) the Originator hereby agrees that it will not institute against the SPC any proceeding of the type described in SECTION 6.1(B) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict the SPC from paying, or the Originator from requesting, any payments under this Subordinated Note so long as the SPC is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by the Originator in violation of the immediately preceding sentence, the Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

          5.   Bankruptcy; Insolvency.  Upon the occurrence of any Servicer
               ----------------------
Default described in SECTION 7.1(B) of the Purchase Agreement involving the SPC as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "DISCOUNT" accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Discount is an allowable claim in any such proceeding) before the Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the SPC of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

          6.   Amendments.  This Subordinated Note shall not be amended or
               ----------
modified except in accordance with SECTION 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

          7.   Governing Law.  This Subordinated Note has been delivered at and
               -------------
shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of Illinois. Wherever possible each provision of this Subordinated Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Note.

          8.   Waivers.  All parties hereto, whether as makers, endorsers, or
               -------
otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. The Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

          9.   Assignment.  This Subordinated Note may not be assigned, pledged
               ----------
or otherwise transferred to any party other than the Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                         KOHL'S RECEIVABLES CORPORATION


                         By:_____________________________
                           Title:

                                    SCHEDULE
                                       TO
                               SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL
                  --------------------------------------------

                 Amount of        Amount           Unpaid
               Subordinated         of            Principal    Notation
Date              Loan          Principal Paid      Balance     made by
------         ------------     --------------     ---------    --------
___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

___________    ____________      ____________      __________  __________

                                   SCHEDULE A

                  DOCUMENTS AND RELATED ITEMS TO BE DELIVERED
                      ON OR PRIOR TO THE INITIAL PURCHASE


I.   Receivables Sale Agreement
     --------------------------

     A. Receivables Sale Agreement dated as of January 31, 1997 (the "SALE AGREEMENT"), by and between Kohl's Department Stores, Inc., a Delaware corporation (the "ORIGINATOR"), and Kohl's Receivables Corporation, a Wisconsin corporation (the "SPC"), with the following exhibits:

          Exhibit I        -     Definitions
          Exhibit II       -  -- Places of Business of the
                                 Originator; Locations of Records;
                                 Trade Names; Prior Names;
                                 Federal Employer I.D. Number
          Exhibit III      -     Lockboxes; Collection Accounts;
                                 Concentration Accounts; and
                                 Depositary Accounts
          Exhibit IV       -     Compliance Certificate
          Exhibit V        -     Collection Account Agreement
          Exhibit VI       -     Credit and Collection Policy
          Exhibit VII      -     Form(s) of Contract(s)
          Exhibit VIII     -     Periodic Report
          Exhibit IX       -     Stockholder and Subscription
                                 Agreement
          Exhibit X        -     Subordinated Note


     B. Revolving Subordinated Note dated January 31, 1997 executed by the SPC in favor of the Originator.

     C. Stockholder and Subscription Agreement dated as of January 31, 1997 by and between the Originator and the SPC.

     D.   Certificate of the Originator's [Assistant] Secretary certifying:

          1. An attached copy of the Originator's Articles of Incorporation (certified within 30 days prior to closing by the Delaware Secretary of State)

          2.  An attached copy of the Originator's By-Laws

          3. An attached copy of resolutions of the Originator's Board of Directors authorizing the Originator's execution, delivery and performance of the Sale Agreement and related documents

          4. The names, titles and specimen signatures of the Originator's officers authorized to execute and deliver the Sale Agreement and related documents

     E. Good standing certificates for the Originator from the following states certified within 30 days prior to closing:

          1.  Delaware
          2.  Wisconsin

     F. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the Originator from the following jurisdictions:

          1.  Wisconsin
          2.  As applicable for tax and judgment liens, ________ County

     G. UCC/PPSA Financing Statements naming the Originator, as debtor, the SPC, as secured party, and The First National Bank of Chicago, as Agent, as assignee of secured party, for filing in the following jurisdictions:

          1.  State of Wisconsin
          2.  Province of Ontario

     H. Post-filing UCC lien searches against the Originator from the following jurisdictions:

          1.  State of Wisconsin.

     I.   Collection Account Agreement

          1.  FirstStar

     J.   Opinion:

          1.  Corporate/UCC opinion

     K. CFO's Certificate re (1) no Event of Default or Potential Event of Default and (2) absence of Material Adverse Effect since November 2, 1996.

II.  Additional Capitalization of SPC
     --------------------------------

     A. Not less than $28.53 million in cash invested by Originator in the SPC.

     B.   Parent Demand Note to evidence loans by the SPC to the Originator.


III. Receivables Purchase Agreement
     ------------------------------

     A. Receivables Purchase Agreement dated as of January 31, 1997 (the "INVESTOR AGREEMENT") by and among the SPC, Preferred Receivables Funding Corporation ("PREFCO"), various Investors, and The First National Bank of Chicago, as Agent (in such capacity, the "AGENT") with the following exhibits:


          Exhibit I        -       Definitions
          Exhibit II       -       Places of Business of the SPC;
                                   Locations of Records; Trade
                                   Names; Federal Employer I.D.
                                   Number
          Exhibit III      -       Lockboxes; Collection Accounts;
                                   Concentration Accounts; and
                                   Depositary Accounts
          Exhibit IV       -       Compliance Certificate
          Exhibit V        -       Collection Account Agreement
          Exhibit VI       -       Credit and Collection Policy
          Exhibit VII      -       Form(s) of Contract(s)
          Exhibit VIII     -       Periodic Report
          Exhibit IX       -       Form of Purchase Notice

     B. Fee Letter dated as of January 31, 1997 by and between the SPC and the Agent.

     C.   Certificate of the SPC's [Assistant] Secretary certifying:

          1. An attached copy of the SPC's Articles of Incorporation (certified within 30 days prior to closing by the Wisconsin Secretary of State)

          2.  An attached copy of the SPC's By-Laws

          3. An attached copy of resolutions of the SPC's Board of Directors authorizing the SPC's execution, delivery and performance of the Investor Agreement and related documents

          4. The names, titles and specimen signatures of the SPC's officers authorized to execute and deliver the Investor Agreement and related documents

     D. Good standing certificates for the SPC from the following states certified within 30 days prior to closing:

          1.  Wisconsin

     E. UCC/PPSA Financing Statements naming the SPC, as debtor, and the Agent, as secured party, for filing in the following jurisdictions:

          1.  State of Wisconsin
          2.  Province of Ontario

     F. Post-filing UCC lien searches against the SPC from the following jurisdictions:

          1.  State of Wisconsin

     G.   Purchase Notice executed by the SPC.

     H.   Opinion of the SPC's counsel re corporate/UCC issues

     I. CFO's Certificate re no Servicer Default, Termination Event, Potential Servicer Default or Potential Termination Event and absence of Material Adverse Effect since November 2, 1996.


IV.  Unwinding Existing Receivables Purchase Agreement
     -------------------------------------------------

     A. Certificate of Re-assignment executed by the Agent in favor of the Originator.

     B.   UCC/PPSA Termination Statements or Assignments:

          1.  State of Wisconsin
          2.  Province of Ontario